Exhibit 99.1
GENERAL MOTORS
THIRD-QUARTER 2017 EARNINGS FROM CONTINUING OPERATIONS

GM Reports Income of $0.1 Billion and EBIT-adjusted of $2.5 Billion from Continuing Operations

- Income from continuing operations impacted by $2.3 billion non-cash charge related to deferred tax assets no longer realizable due to Opel/Vauxhall sale
- EPS-diluted of $0.08 and EPS diluted-adj. of $1.32, from continuing operations
- Profitable in all business segments for the first time since Q4 2014

Q3 2017 RESULTS OVERVIEW

FROM CONTINUING OPERATIONS

	Net Revenue	Income	Auto Operating Cash Flow	EPS-Diluted
GAAP	$33.6 B	$0.1 B	$1.1 B	$0.08
Vs. Q3 2016	(13.5) %	(95.8) %	$(5.0) B	(95.5) %
	EBIT-adj. Margin	**EBIT-adj.**	**Adj. Auto FCF**	**EPS Diluted-adj.**
Non-GAAP	7.5%	$2.5 B	$(1.0) B	$1.32
Vs. Q3 2016	(1.9) pts	(31.1) %	$(5.1) B	(22.8)%

"We delivered solid results even with planned, lower third-quarter production in North America. We are managing the business with discipline to drive strong performance today, while investing in higher-return opportunities, including those that will shape the future of transportation."

– Mary Barra, Chairman and CEO

TECHNOLOGY AND INNOVATION

In September, Chairman and CEO Mary Barra shared GM's vision for a world with zero crashes, zero emissions and zero congestion. To support this vision, GM outlined its all-electric path to zero emissions, announcing it will launch at least 20 electric vehicles by 2023, including two in the next 18 months.


Cruise
Third-generation self-driving test vehicle

GM and Cruise remain focused on developing self-driving all-electric cars to deploy at scale — to save lives, lower emissions and reduce congestion. In September, they unveiled the world's first mass-producible self-driving car. GM believes this autonomous vehicle, the third-generation test vehicle produced in just 14 months, will meet the redundancy and safety requirements necessary to operate without a driver. A critical proof point of this effort is the testing of self-driving electric vehicles in the challenging driving environment of San Francisco, and deploying them to transport employees who use a ride-hailing app called Cruise Anywhere.

Additionally in October, GM announced the acquisition of LIDAR technology company Strobe, Inc. Strobe's engineering talent will help to define and develop next-generation LIDAR solutions for self-driving vehicles.

GM launched Super Cruise, a hands-free driving assistance technology, on the Cadillac CT6 in September and began a coast-to-coast demonstration that saw 12 CT6s travel from New York to Los Angeles.


Super Cruise hand-free driver assist technology

IMPACT OF OPEL / VAUXHALL SALE

On a consolidated basis, GM reported a net loss of $3.0 billion for the third quarter, driven primarily by a charge of $5.4 billion resulting from the sale of Opel / Vauxhall.

The charge, a majority of which is non-cash, includes approximately $4.3 billion of unrealizable deferred tax assets, approximately $1.5 billion related to pensions and other net charges for working capital adjustments and costs to support the separation of operations - partially offset by proceeds of the sale.

SEGMENT RESULTS (EBIT-ADJUSTED FROM CONTINUING OPERATIONS - $B)

North America		International Ops		South America		GM Financial (EBT)	
Q3 17	Q3 16	**Q3 17**	Q3 16	**Q3 17**	Q3 16	**Q3 17**	Q3 16
2.1	3.6	**0.3**	0.2	**0.1**	(0.1)	**0.3**	0.2

Solid EBIT-adjusted and 8.3 percent margins despite a planned 26 percent reduction in wholesale volumes compared to Q3 2016.

Another quarter of strong China JV equity income of $0.5 billion.

Achieved first profitable quarter since Q4 2014, on improved volume and market share in Brazil.

In Q3, posted record revenues of $3.2 billion. Continued strong growth of earning assets, up 31 percent vs. Q3 2016.

> **"Solid performance in all operating segments led to a very good quarter. With an aggressive vehicle launch cadence through the fourth quarter and an ongoing intense focus on costs, we project strong results through the end of the year."**
>
> ***– Chuck Stevens, Executive Vice President and CFO***

WHOLESALE VOLUME

Planned downtime in North American operations, including six weeks in full-size truck plants, contributed to reduced wholesale volume of 268,000 units, or 26 percent compared to Q3 2016. The downtime lowered U.S. dealer inventory by 160,000 units to 821,000 as of Sept. 30, compared to June 30.

AUTO CASH AND LIQUIDITY FROM CONTINUING OPERATIONS ($B)

	Q3 17	Q3 16
Cash and Current Marketable Securities	**17.3**	21.5
Total Auto Liquidity	**31.4**	35.7

2017 VEHICLE LAUNCHES

To build on the momentum of the recently launched Chevrolet Equinox and Traverse, GM launched two more all-new crossovers in the U.S. in the third quarter — the Buick Enclave and GMC Terrain. Altogether this year, GM has introduced five all-new models in the crossover segment, allowing GM to continue capitalizing on the growing shift in consumer preference for utility vehicles.



2018 Buick Enclave

Also in the third quarter, GM introduced five new or refreshed models in China, with six more launching in Q4, including the Buick GL6, Excelle GT and Excelle GX, Wuling S3 and the Cadillac XT5.

Q3 VEHICLE SALES

GM delivered 781,056 total vehicles in the third quarter in the United States. Results were led by a 25-percent increase in retail crossover sales — the best third-quarter performance ever for these vehicles.



2018 GMC Terrain Denali

In September, Chevrolet announced that the Bolt EV, the first affordable long-range electric car, is now available at certified dealerships nationwide.

GM's U.S. daily rental sales were under 10 percent of total vehicle sales for the second consecutive quarter.

In China, GM deliveries of 982,311 vehicles set a third-quarter record, up 12.3 percent versus the third quarter of 2016. Strong sales of Baojun (up 57%), Cadillac (up 42%), Chevrolet (up 17%) and Buick (up 7%) led the way and helped GM China gain market share in the quarter.

South America delivered 179,421 vehicles in the quarter, up 17.6 percent, compared to industry growth of 16.1 percent.

For more details on third-quarter sales, click here.



Baojun E100

Cautionary Note on Forward-Looking Statements. This press release and related comments by management may include forward-looking statements. These statements are based on current expectations about possible future events and thus are inherently uncertain. Our actual results may dier materially from forward-looking statements due to a variety of factors, including: (1) our ability to deliver new products, services and experiences that attract new, and are desired by existing, customers and to eectively compete in autonomous, ride-sharing and transportation as a service; (2) sales of full-size pick-up trucks and SUVs, which may be aected by increases in the price of oil; (3) the volatility of global sales and operations; (4) aggressive competition, including the impact of new market entrants; (5) changes in, or the introduction of novel interpretations of, laws, regulations or policies particularly those relating to free trade agreements, tax rates and vehicle safety and any government actions that may aect the production, licensing, distribution, pricing, or selling of our products; (6) our joint ventures, which we cannot operate solely for our benet and over which we may have limited control; (7) compliance with laws and regulations applicable to our industry, including those regarding fuel economy and emissions; (8) costs and risks associated with litigation and government investigations; (9) compliance with the terms of the Deferred Prosecution Agreement; (10) our ability to maintain quality control over our vehicles and avoid recalls and the cost and eect on our reputation and products; (11) the ability of suppliers to deliver parts, systems and components without disruption and on schedule; (12) our dependence on our manufacturing facilities; (13) our ability to realize production eciencies and cost reductions; (14) our ability to successfully restructure operations in various countries; (15) our ability to manage risks related to security breaches and other disruptions to vehicles, information technology networks and systems; (16) our ability to develop captive nancing capability through GM Financial; (17) signicant increases in pension expense or projected pension contributions; (18) signicant changes in the economic, political, and regulatory environment, market conditions, and foreign currency exchange rates; and (19) uncertainties associated with the consummation of the sale of GM Financial’s European nancing subsidiaries and branches to the Groupe PSA, including satisfaction of the closing conditions. A further list and description of these risks, uncertainties and other factors can be found in our Annual Report on Form 10-K for the scal year ended December 31, 2016, and our subsequent lings with the Securities and Exchange Commission.GM cautions readers not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward- looking statements. General Motors Co.(NYSE: GM, TSX: GMM), its subsidiaries and joint venture entities produce and sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang and Wuling brands. GM has leadership positions in several of the world'smost signicantautomotive markets and is committed to lead the future of personal mobility. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com. Tom Henderson GM Finance Communications 313-410-2704 tom.e.henderson@gm.com Media Investors CONTACTS Michael Heifler GM Investor Relations 313-418-0220 michael.heifler@gm.com